EXHIBIT 99

November 2, 2023

Cummins Reports Third Quarter 2023 Results

•Third quarter revenues of $8.4 billion; GAAP1 Net Income of $656 million
•EBITDA in the third quarter was 14.6 percent of sales; Diluted EPS of $4.59
•Third quarter results include $26 million, or $0.14 per diluted share, of costs related to the separation of Atmus Filtration Technologies Inc.
•Third quarter net cash provided by operating activities was a record $1.5 billion
•The company is raising its full year 2023 revenue guidance to be up 18 to 21 percent; an increase from previous guidance of up 15 to 20 percent
•EBITDA is now expected to be in the range of 15.2 to 15.4 percent; narrowing the range of the previous guidance of 15.0 to 15.7 percent

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the third quarter of 2023.

Third quarter revenues of $8.4 billion increased 15 percent from the same quarter in 2022. Sales in North America increased 16 percent and international revenues increased 13 percent due to the addition of Meritor and strong demand across most global markets. The third quarter of 2022 included two months of consolidated operations for Meritor following the completion of the acquisition on August 3, 2022.

“We delivered solid profitability and record operating cash flow in the third quarter,” said Jennifer Rumsey, Chair and CEO. “While full year revenues are at the high end of our expectations, we are seeing signs of moderating demand in some markets and are taking steps to reduce costs and position the company for success in 2024. I am deeply appreciative of our Cummins employees, who continue to innovate for our customers and demonstrate the flexibility required to meet global demand.”

Net income attributable to Cummins in the third quarter was $656 million, or $4.59 per diluted share compared to $400 million, or $2.82 per diluted share in 2022. Results included costs associated with the separation of Atmus of $26 million, or $0.14 per diluted share, in the third quarter of 2023, and $16 million in the third quarter of 2022. The third quarter of 2022 also included $77 million of acquisition, integration and inventory valuation adjustments related to Meritor. The tax rate in the third quarter was 21.4 percent including $5 million, or $0.03 per diluted share, of favorable discrete tax items, compared to $57 million of unfavorable discrete tax items a year ago.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter were $1.2 billion, or 14.6 percent of sales, compared to $884 million, or 12.1 percent of sales, a year ago. EBITDA for the third quarter of 2023 included the costs related to the separation of Atmus and the third quarter of 2022 EBITDA included costs related to the separation of Atmus and costs related to the acquisition and integration of Meritor as noted above. The third quarter of 2022 also included a one-time employee recognition bonus with a cost impact of $56 million.

Operating cash flow for the third quarter of 2023 was a record inflow of $1.5 billion, compared to $382 million in the third quarter of 2022, as we continue to focus on working capital management within the business.

2023 Outlook:

Based on its current forecast, Cummins is raising its full year 2023 revenue guidance to be up 18 to 21 percent due to strong demand across most markets, especially North America. EBITDA is expected to be in the range of 15.2 to 15.4 percent of sales, narrowing the range of the previous guidance of 15.0 to 15.7 percent of sales.

The outlook above assumes the inclusion of Atmus for the entirety of 2023, but excludes any costs or benefits associated with the planned separation of Atmus. Our forecast also excludes the impact of broader cost reduction activities that are expected in the fourth quarter. Within the Components Segment, Cummins expects revenues of the Meritor business for 2023 to be between $4.7 billion to $4.9 billion, consistent with prior guidance. EBITDA is expected to be in the range of 10.5 to 11.0 percent of sales, narrowing the range of the previous guidance of 10.3 to 11.0 percent.

The company plans to continue to generate strong operating cash flow and returns for shareholders and is committed to our long-term strategic goal of returning 50 percent of operating cash flow back to shareholders. In the near term, we will focus on reinvesting for profitable growth, increasing dividends and reducing debt.

“2023 will be another record year for revenue growth, however we are seeing some signs of slowing activity and are expecting lower demand in the fourth quarter. Our leadership team is experienced in managing through periods of economic uncertainty and will continue to make the decisions that ensure we drive cost improvements and maintain a strong financial position. We’ve announced several major partnerships this quarter as we continue to advance our Destination Zero strategy and remain committed to investing in future growth,” said Rumsey.

Recent Highlights:

•Accelera™ by Cummins, Daimler Trucks & Buses, PACCAR and EVE Energy announced in September a joint venture to accelerate and localize battery cell production and the battery supply chain in the United States. The planned joint venture will manufacture battery cells for electric commercial vehicles and industrial applications. Total investment by the partners is expected to be in the range of $2-3 billion for the 21-gigawatt hour (GWh) factory with production expected to begin in 2027.

•On October 2nd Cummins completed its acquisition of two Faurecia commercial vehicle manufacturing plants and their related activities, one in Columbus, Indiana (U.S.) and one in Roermond, Netherlands. The acquisition provides an opportunity for the Cummins Emission Solutions business to ensure continued access to the technology and facilities it needs to meet current and future demand for low-emissions products and to ensure continuity for both the employees and customers of the acquired manufacturing facilities.

•The company announced several collaborations that further enable our customers to achieve their decarbonization goals. During the third quarter, Freightliner announced they are partnering with Cummins to offer the new Cummins X15N natural gas engine in its heavy-duty Freightliner Cascadia trucks. Also, Cummins Inc. and Knight Transportation, Inc. announced that the industry's largest full truckload company has successfully tested Cummins’ new X15N engine in Southern California, using renewable natural gas to realize reductions in nitrous oxides and greenhouse gas without compromising performance. The X15N, which will launch in North America in 2024, is the first natural gas engine to be designed specifically for heavy-duty and on-highway truck applications.

•Cummins received several prestigious honors during the quarter, including earning the number four spot on Forbes' sixth annual ranking of America’s Best Employers for Women, up from last year’s ranking at number 26. Also, Cummins was named Employer of the Year by Diesel Progress, named a Best Place to Work for Disability Inclusion for the third year in a row, and received a 2023 Energy Management Insight Award from the Clean Energy Ministerial.

•Cummins increased its quarterly common stock cash dividend from $1.57 to $1.68 per share. The company has increased the quarterly dividend to shareholders for 14 consecutive years.

Third quarter 2023 detail (all comparisons to same period in 2022):

Components Segment

•Sales - $3.2 billion, up 20 percent
•Segment EBITDA - $441 million, or 13.6 percent of sales, which includes $20 million of costs related to the separation of Atmus compared to $297 million, or 11.0 percent of sales in the prior year, which included $10 million of costs related to the separation of Atmus. The third quarter of 2022 also included $77 million of acquisition, integration and inventory valuation adjustments related to Meritor.
•Revenues in North America increased by 21 percent and international sales increased by 19 percent due to an additional month of Meritor operations and increased global demand.

Engine Segment

•Sales - $2.9 billion, up 5 percent
•Segment EBITDA - $395 million, or 13.5 percent of sales, compared to $362 million or 13.0 percent of sales
•On-highway revenues increased 8 percent driven by strong demand in the North American truck market and pricing actions.
•Sales increased 5 percent in North America and grew 7 percent in international markets due to an increase in global demand.

Distribution Segment

•Sales - $2.5 billion, up 13 percent
•Segment EBITDA - $306 million, or 12.1 percent of sales, compared to $225 million, or 10.0 percent of sales
•Revenues in North America increased 14 percent and international sales increased by 11 percent.
•Higher revenues were driven by increased demand for whole goods, especially power generation products, and pricing actions.

Power Systems Segment

•Sales - $1.4 billion, up 7 percent
•Segment EBITDA - $234 million, or 16.2 percent of sales, compared to $193 million, or 14.3 percent of sales
•Power generation revenues increased 15 percent driven by increased global demand and pricing actions. Industrial revenues decreased 2 percent due to lower mining aftermarket parts demand.

Accelera Segment

•Sales - $103 million, up 106 percent
•Segment EBITDA loss - $114 million
•Revenues increased due to higher demand for battery electric systems, increased electrolyzer installations, and the additions of the Siemens Commercial Vehicle business and electric powertrain portion of the Meritor business.
•Costs associated with the development of electric powertrains, fuel cells and electrolyzers, as well as products to support battery electric vehicles are contributing to EBITDA losses. The company continues to make investments to support our customers through the energy transition and deliver future profitable growth.
1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, electric powertrains, hydrogen production and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 73,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.2 billion on sales of $28.1 billion in 2022. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/always-on.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; evolving environmental and climate change legislation and regulatory initiatives; future bans or limitations on the use of diesel-powered products; failure to successfully integrate and / or failure to fully realize all of the anticipated benefits of the acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; any adverse effects of the conflict between Russia and Ukraine and the global response (including government bans or restrictions on doing business in Russia); aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; uncertainties and risks related to timing and potential value to both Atmus Filtration Technologies Inc. (Atmus) and Cummins of the planned separation of Atmus, including business, industry and market risks, as well as the risks involving the anticipated favorable tax treatment if there is a significant delay in the completion of the envisioned separation; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2022 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	September 30,
In millions, except per share amounts	2023	2022
NET SALES	$8,431	$7,333
Cost of sales	6,360	5,691
GROSS MARGIN	2,071	1,642
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	831	708
Research, development and engineering expenses	376	348
Equity, royalty and interest income from investees	118	70
Other operating expense, net	32	30
OPERATING INCOME	950	626
Interest expense	97	61
Other income, net	25	43
INCOME BEFORE INCOME TAXES	878	608
Income tax expense	188	199
CONSOLIDATED NET INCOME	690	409
Less: Net income attributable to noncontrolling interests	34	9
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$656	$400

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$4.63	$2.83
Diluted	$4.59	$2.82

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.8	141.1
Diluted	142.8	142.0

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Nine months ended
	September 30,
In millions, except per share amounts	2023	2022
NET SALES	$25,522	$20,304
Cost of sales	19,274	15,404
GROSS MARGIN	6,248	4,900
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	2,457	1,945
Research, development and engineering expenses	1,110	945
Equity, royalty and interest income from investees	370	261
Other operating expense, net	78	144
OPERATING INCOME	2,973	2,127
Interest expense	283	112
Other income, net	166	26
INCOME BEFORE INCOME TAXES	2,856	2,041
Income tax expense	623	502
CONSOLIDATED NET INCOME	2,233	1,539
Less: Net income attributable to noncontrolling interests	67	19
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$2,166	$1,520

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$15.29	$10.74
Diluted	$15.19	$10.68

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.7	141.5
Diluted	142.6	142.3

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$2,387	$2,020
Restricted cash	225	81
Marketable securities	452	472
Total cash, cash equivalents, restricted cash and marketable securities	3,064	2,573
Accounts and notes receivable, net	5,662	5,202
Inventories	5,906	5,603
Prepaid expenses and other current assets	1,280	1,073
Total current assets	15,912	14,451
Long-term assets
Property, plant and equipment, net	5,801	5,521
Investments and advances related to equity method investees	1,785	1,759
Goodwill	2,379	2,343
Other intangible assets, net	2,518	2,687
Pension assets	1,500	1,398
Other assets	2,202	2,140
Total assets	$32,097	$30,299

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,262	$4,252
Loans payable	231	210
Commercial paper	1,710	2,574
Current maturities of long-term debt	573	573
Accrued compensation, benefits and retirement costs	884	617
Current portion of accrued product warranty	731	726
Current portion of deferred revenue	1,029	1,004
Other accrued expenses	1,706	1,465
Total current liabilities	11,126	11,421
Long-term liabilities
Long-term debt	4,950	4,498
Deferred revenue	1,011	844
Other liabilities	3,332	3,311
Total liabilities	$20,419	$20,074

Redeemable noncontrolling interests	$—	$258

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,558	$2,243
Retained earnings	19,520	18,037
Treasury stock, at cost, 80.8 and 81.2 shares	(9,369)	(9,415)
Accumulated other comprehensive loss	(2,051)	(1,890)
Total Cummins Inc. shareholders’ equity	10,658	8,975
Noncontrolling interests	1,020	992
Total equity	$11,678	$9,967
Total liabilities, redeemable noncontrolling interests and equity	$32,097	$30,299

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	September 30,
In millions	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$690	$409
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	257	216
Deferred income taxes	(106)	(82)
Equity in income of investees, net of dividends	13	32
Pension and OPEB expense	1	6
Pension contributions and OPEB payments	(12)	(16)
Russian suspension costs, net of recoveries	—	1
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	188	(81)
Inventories	85	(99)
Other current assets	(54)	47
Accounts payable	(22)	(73)
Accrued expenses	282	157
Other, net	207	(135)
Net cash provided by operating activities	1,529	382

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(280)	(202)
Acquisitions of businesses, net of cash acquired	7	(2,763)
Investments in marketable securities—acquisitions	(328)	(305)
Investments in marketable securities—liquidations	382	358
Other, net	(35)	(8)
Net cash used in investing activities	(254)	(2,920)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	42	2,020
Net borrowings of commercial paper	92	1,688
Payments on borrowings and finance lease obligations	(163)	(999)
Dividend payments on common stock	(238)	(222)
Repurchases of common stock	—	(23)
Payments for purchase of redeemable noncontrolling interests	(175)	—
Other, net	(24)	38
Net cash (used in) provided by financing activities	(466)	2,502
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1	73
Net increase in cash, cash equivalents and restricted cash	810	37
Cash, cash equivalents and restricted cash at beginning of period	1,802	2,462
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$2,612	$2,499

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine months ended
	September 30,
In millions	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$2,233	$1,539
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	760	544
Deferred income taxes	(238)	(194)
Equity in income of investees, net of dividends	(100)	(30)
Pension and OPEB expense	4	23
Pension contributions and OPEB payments	(115)	(71)
Russian suspension costs, net of recoveries	—	112
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(447)	(333)
Inventories	(318)	(597)
Other current assets	(191)	(18)
Accounts payable	43	353
Accrued expenses	543	(124)
Other, net	333	(59)
Net cash provided by operating activities	2,507	1,145

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(694)	(453)
Acquisitions of businesses, net of cash acquired	(127)	(3,008)
Investments in marketable securities—acquisitions	(976)	(738)
Investments in marketable securities—liquidations	1,002	819
Other, net	(65)	(116)
Net cash used in investing activities	(860)	(3,496)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	779	2,076
Net (payments) borrowings of commercial paper	(566)	2,080
Payments on borrowings and finance lease obligations	(391)	(1,070)
Dividend payments on common stock	(683)	(633)
Repurchases of common stock	—	(370)
Payments for purchase of redeemable noncontrolling interests	(175)	—
Other, net	(33)	28
Net cash (used in) provided by financing activities	(1,069)	2,111
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(67)	147
Net increase (decrease) in cash, cash equivalents and restricted cash	511	(93)
Cash, cash equivalents and restricted cash at beginning of year	2,101	2,592
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$2,612	$2,499

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine	Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Three months ended September 30, 2023
External sales	$2,780		$2,236	$2,519	$798	$98	$8,431	$—	$8,431
Intersegment sales	456		695	16	646	5	1,818	(1,818)	—
Total sales	3,236		2,931	2,535	1,444	103	10,249	(1,818)	8,431
Research, development and engineering expenses	93		159	14	60	50	376	—	376
Equity, royalty and interest income (loss) from investees	26		62	22	11	(3)	118	—	118
Interest income	8		4	9	3	—	24	—	24
EBITDA (2)	441	(3)	395	306	234	(114)	1,262	(32)	1,230
Depreciation and amortization (4)	120		59	28	30	18	255	—	255

EBITDA as a percentage of segment sales	13.6%		13.5%	12.1%	16.2%	NM	12.3%		14.6%

Three months ended September 30, 2022
External sales	$2,220		$2,063	$2,232	$773	$45	$7,333	$—	$7,333
Intersegment sales	483		716	7	576	5	1,787	(1,787)	—
Total sales	2,703		2,779	2,239	1,349	50	9,120	(1,787)	7,333
Research, development and engineering expenses	87		140	13	62	46	348	—	348
Equity, royalty and interest income (loss) from investees	17		27	20	10	(4)	70	—	70
Interest income	4		3	4	3	—	14	—	14
Russian suspension costs	1		—	—	—	—	1	—	1
EBITDA (2)	297	(5)	362	225	193	(95)	982	(98)	884
Depreciation and amortization (4)	95		51	29	30	10	215	—	215

EBITDA as a percentage of segment sales	11.0%		13.0%	10.0%	14.3%	NM	10.8%		12.1%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended September 30, 2023 and 2022, except for $6 million and $6 million of costs associated with the separation of Atmus Filtration Technologies Inc. (Atmus) in 2023 and 2022, respectively.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Includes $20 million of costs associated with the separation of Atmus for the three months ended September 30, 2023.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

(5) Includes $45 million of costs related to the acquisition and integration of Meritor and $10 million costs associated with the separation of Atmus for the three months ended September 30, 2022.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine		Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Nine months ended September 30, 2023
External sales	$8,747		$6,751		$7,494	$2,271	$259	$25,522	$—	$25,522
Intersegment sales	1,471		2,154		42	1,973	14	5,654	(5,654)	—
Total sales	10,218		8,905		7,536	4,244	273	31,176	(5,654)	25,522
Research, development and engineering expenses	287		441		43	189	150	1,110	—	1,110
Equity, royalty and interest income (loss) from investees	71		198		70	42	(11)	370	—	370
Interest income	21		14		24	7	1	67	—	67
EBITDA (2)	1,434	(3)	1,277		940	654	(322)	3,983	(88)	3,895
Depreciation and amortization (4)	368		166		84	91	47	756	—	756

EBITDA as a percentage of total sales	14.0%		14.3%		12.5%	15.4%	NM	12.8%		15.3%

Nine months ended September 30, 2022
External sales	$5,214		$6,204		$6,590	$2,190	$106	$20,304	$—	$20,304
Intersegment sales	1,427		2,103		19	1,522	17	5,088	(5,088)	—
Total sales	6,641		8,307		6,609	3,712	123	25,392	(5,088)	20,304
Research, development and engineering expenses	236		365		39	184	121	945	—	945
Equity, royalty and interest income (loss) from investees	54		127	(5)	57	31	(8)	261	—	261
Interest income	7		8		9	5	—	29	—	29
Russian suspension costs	5		33	(6)	55	19	—	112	—	112
EBITDA (2)	969	(7)	1,173		632	411	(239)	2,946	(252)	2,694
Depreciation and amortization (4)	187		151		86	92	25	541	—	541

EBITDA as a percentage of total sales	14.6%		14.1%		9.6%	11.1%	NM	11.6%		13.3%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the nine months ended September 30, 2023 and 2022, except for $17 million and $47 million of costs associated with the initial public offering (IPO) and separation of Atmus in 2023 and 2022, respectively.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Includes $50 million of costs associated with the IPO and separation of Atmus for the nine months ended September 30, 2023.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $4 million and $3 million for the nine months ended September 30, 2023 and 2022, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

(5) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the indefinite suspension of our Russian operations.
(6) Includes $31 million of Russian suspension costs reflected in the equity, royalty and interest income (loss) from investees line above.
(7) Includes $56 million of costs related to the acquisition and integration of Meritor and $15 million costs associated with the separation of Atmus for the nine months ended September 30, 2022.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
In millions	2023	2022	2023	2022
Manufacturing entities
Dongfeng Cummins Engine Company, Ltd.	$15	$8	$52	$35
Beijing Foton Cummins Engine Co., Ltd.	8	6	33	34
Chongqing Cummins Engine Company, Ltd.	7	7	29	23
Tata Cummins, Ltd.	6	5	21	19
All other manufacturers	18	11	69	14	(1)
Distribution entities
Komatsu Cummins Chile, Ltda.	13	13	40	32
All other distributors	3	3	10	8
Cummins share of net income	70	53	254	165
Royalty and interest income	48	17	116	96
Equity, royalty and interest income from investees	$118	$70	$370	$261

(1) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the indefinite suspension of our Russian operations.
INCOME TAXES
Our effective tax rate for 2023 is expected to approximate 22.0 percent, excluding any discrete items that may arise.
Our effective tax rates for the three and nine months ended September 30, 2023, were 21.4 percent and 21.8 percent, respectively. Our effective tax rates for the three and nine months ended September 30, 2022, were 32.7 percent and 24.6 percent, respectively.
The three months ended September 30, 2023, contained net favorable discrete tax items of $5 million, or $0.03 per share, primarily due to $13 million of favorable return to provision adjustments and $1 million of favorable share-based compensation tax benefits, partially offset by $9 million of unfavorable adjustments for uncertain tax positions.
The nine months ended September 30, 2023, contained net favorable discrete tax items of $5 million, or $0.03 per share, primarily due to $15 million of favorable return to provision adjustments and $5 million of favorable share-based compensation tax benefit, partially offset by $11 million of unfavorable adjustments for uncertain tax positions and $4 million of other unfavorable adjustments.
The three months ended September 30, 2022, contained unfavorable discrete tax items of $57 million, or $0.40 per share, primarily due to $51 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of Atmus and $10 million of unfavorable return to provision adjustments, partially offset by $4 million of net favorable other discrete tax items.
The nine months ended September 30, 2022, contained unfavorable net discrete tax items of $52 million, or $0.37 per share, primarily due to $69 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of Atmus and $10 million of unfavorable return to provision adjustments, partially offset by $27 million of favorable changes in tax reserves.
SUBSEQUENT EVENTS
On October 2, 2023, we purchased from the Forvia Group all of the equity ownership of Faurecia's U.S. and Europe commercial vehicle exhaust business for approximately €199 million, subject to certain adjustments set forth in the agreement. This business provides canning and assembly operations for full exhaust systems primarily for the on-highway applications. This acquisition will be included in our Components segment starting in the fourth quarter of 2023.
On October 2, 2023, we repaid our $500 million senior notes, due 2023, using a combination of cash on hand and additional commercial paper borrowings. On October 31, 2023, we repaid $150 million of our term loan, due 2025, using cash on hand.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the costs associated with the IPO and separation of Atmus and Meritor acquisition, integration and inventory valuation adjustments. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended		Nine months ended
	September 30,		September 30,
In millions	2023	2022	2023	2022
Net income attributable to Cummins Inc.	$656	$400	$2,166	$1,520

Net income attributable to Cummins Inc. as a percentage of net sales	7.8%	5.5%	8.5%	7.5%

Add:
Net income attributable to noncontrolling interests	34	9	67	19
Consolidated net income	690	409	2,233	1,539

Add:
Interest expense	97	61	283	112
Income tax expense	188	199	623	502
Depreciation and amortization	255	215	756	541
EBITDA	$1,230	$884	$3,895	$2,694

EBITDA as a percentage of net sales	14.6%	12.1%	15.3%	13.3%

Add:
Atmus IPO and separation costs	26	16	67	62
Meritor acquisition, integration and inventory valuation adjustments	—	77	—	88
EBITDA, excluding costs associated with the IPO and separation of Atmus and impact of Meritor acquisition, integration and inventory valuation adjustments	$1,256	$977	$3,962	$2,844

EBITDA, excluding costs associated with the IPO and separation of Atmus and impact of Meritor acquisition, integration and inventory valuation adjustments, as a percentage of net sales	14.9%	13.3%	15.5%	14.0%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Components Segment Sales by Business
In the second quarter of 2023, with the Atmus IPO we changed the name of our filtration business to Atmus. Sales for our Components segment by business, adjusted for the reorganized businesses, were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Axles and brakes	$1,272	$1,249	$1,177	$—	$3,698
Emission solutions	1,056	964	893	—	2,913
Engine components	581	557	532	—	1,670
Atmus	417	417	396	—	1,230
Automated transmissions	179	179	187	—	545
Software and electronics	52	59	51	—	162
Total sales	$3,557	$3,425	$3,236	$—	$10,218

2022
In millions	Q1	Q2	Q3	Q4	YTD
Axles and brakes	$—	$—	$732	$1,147	$1,879
Emission solutions	910	863	853	868	3,494
Engine components	502	503	509	493	2,007
Atmus	382	391	399	385	1,557
Automated transmissions	134	143	159	157	593
Software and electronics	60	50	51	45	206
Total sales	$1,988	$1,950	$2,703	$3,095	$9,736
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,114	$1,117	$1,116	$—	$3,347
Medium-duty truck and bus	903	942	931	—	2,776
Light-duty automotive	439	445	455	—	1,339
Off-highway	530	484	429	—	1,443
Total sales	$2,986	$2,988	$2,931	$—	$8,905

2022
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$908	$1,001	$972	$966	$3,847
Medium-duty truck and bus	848	875	868	869	3,460
Light-duty automotive	498	456	466	318	1,738
Off-highway	499	443	473	485	1,900
Total sales	$2,753	$2,775	$2,779	$2,638	$10,945

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2023
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	34,700	36,400	36,300	—	107,400
Medium-duty	78,900	76,000	71,300	—	226,200
Light-duty	55,000	53,600	53,300	—	161,900
Total units	168,600	166,000	160,900	—	495,500

2022
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	28,600	30,900	30,200	31,000	120,700
Medium-duty	72,600	68,800	69,800	72,400	283,600
Light-duty	66,500	60,400	58,300	42,400	227,600
Total units	167,700	160,100	158,300	145,800	631,900
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,057	$1,019	$995	$—	$3,071
Power generation	492	614	606	—	1,712
Engines	456	531	511	—	1,498
Service	401	431	423	—	1,255
Total sales	$2,406	$2,595	$2,535	$—	$7,536

2022
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$924	$990	$945	$959	$3,818
Power generation	401	441	431	501	1,774
Engines	441	429	449	457	1,776
Service	351	393	414	403	1,561
Total sales	$2,117	$2,253	$2,239	$2,320	$8,929

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$770	$854	$850	$—	$2,474
Industrial	455	468	475	—	1,398
Generator technologies	118	135	119	—	372
Total sales	$1,343	$1,457	$1,444	$—	$4,244

2022
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$664	$657	$739	$730	$2,790
Industrial	393	428	483	468	1,772
Generator technologies	103	118	127	123	471
Total sales	$1,160	$1,203	$1,349	$1,321	$5,033
High-horsepower unit shipments by engine classification were as follows:

2023
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,900	3,300	2,800	—	9,000
Industrial	1,500	1,600	1,800	—	4,900
Total units	4,400	4,900	4,600	—	13,900

2022
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,200	2,400	2,400	2,700	9,700
Industrial	1,100	1,200	1,200	1,400	4,900
Total units	3,300	3,600	3,600	4,100	14,600